EXHIBIT 99.2
[LETTERHEAD OF MOSS ADAMS LLP]
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
Northern Empire Bancshares and Subsidiary
We have audited the accompanying consolidated balance sheets of Northern Empire Bancshares and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income and changes in stockholders’ equity, and cash flows for the three years ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northern Empire Bancshares and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and cash flows for the three years ended December 31. 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ Moss Adams LLP
Santa Rosa, California
March 5, 2007

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(In thousands)

	2006	2005
ASSETS
Cash and cash equivalents
Cash and due from banks	$23,509	$28,936
Federal funds sold	91,843	30,188

	115,352	59,124

Investment securities available-for-sale, at fair value	1,093	50,488
Federal Home Loan Bank (FHLB) stock, at cost	15,243	11,731
Federal Reserve Bank stock, at cost	166	166
Loans, net	1,208,738	1,090,772
Premises and equipment	2,654	3,292
Accrued interest receivable and other assets	18,641	16,161

Total assets	$1,361,887	$1,231,734

LIABILITIES
Deposits	$978,390	$888,027
Federal Home Loan Bank advances	249,340	230,379
Accrued interest payable and other liabilities	6,833	6,021

Total liabilities	1,234,563	1,124,427

Commitments and Contingencies	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value; 40,000,000 shares authorized; 11,011,681 and 10,399,625 shares issued and outstanding in 2006 and 2005	74,562	60,655
Additional paid-in capital	8,388	7,681
Accumulated other comprehensive loss	(4)	(101)
Retained earnings	44,378	39,072

Total stockholders’ equity	127,324	107,307

Total liabilities and stockholders’ equity	$1,361,887	$1,231,734

See accompanying notes.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
December 31, 2006, 2005, and 2004
(In thousands)

	2006	2005	2004
INTEREST INCOME
Loans	$89,545	$70,621	$52,918
Federal funds sold	3,310	2,171	1,120
Investments	2,095	1,546	364

Total interest income	94,950	74,338	54,402

INTEREST EXPENSE
Interest on deposits	33,403	21,533	12,984
Interest on borrowings	13,271	7,113	2,302

Total interest expense	46,674	28,646	15,286

NET INTEREST INCOME	48,276	45,692	39,116

PROVISION FOR LOAN LOSSES	1,750	2,250	1,550

Net interest income after provision for loan losses	46,526	43,442	37,566

NONINTEREST INCOME
Service charges on deposits	466	494	471
Gain on sale of loans	3,122	3,022	1,294
Gain on sale of OREO	—	—	183
Other	1,057	876	914

Total noninterest income	4,645	4,392	2,862

NONINTEREST EXPENSES
Salaries and benefits	12,541	11,078	10,464
Occupancy	2,130	1,907	1,422
Equipment	1,146	1,132	948
Outside customer services	355	381	368
Deposit and other insurance	561	523	467
Professional fees	965	609	582
Advertising	419	515	342
Other administrative	2,301	2,369	2,047

Total noninterest expenses	20,418	18,514	16,640

INCOME BEFORE PROVISION FOR INCOME TAXES	30,753	29,320	23,788

PROVISION FOR INCOME TAXES	12,457	12,073	9,468

NET INCOME	$18,296	$17,247	$14,320

BASIC EARNINGS PER COMMON SHARE	$1.67	$1.58	$1.33

DILUTED EARNINGS PER COMMON SHARE	$1.61	$1.52	$1.18

See accompanying notes.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2006, 2005 and 2004
(In thousands, except share amounts)

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Retained		Comprehensive
	Shares	Amount	Capital	Income (Loss)	Earnings	Total	Income
Balance, December 31, 2003	9,039,450	$34,653	$1,702	$2	$31,176	$67,533	$11,263
Net income	—	—	—	—	14,320	14,320	$14,320
Unrealized holding losses arising during period	—	—	—	(22)	—	(22)	(22)
Income tax impact on unrealized holding losses	—	—	—	10	—	10	10
5% stock dividend	468,759	10,585	—	—	(10,585)	—	—
Stock options exercised including related tax benefit	375,358	2,228	—	—	—	2,228	—
Additional capital contributed resulting from non qualifing stock option exercises	—	—	5,979	—	—	5,979	—
Shares repurchased and cancelled	(29,500)	(164)	—	—	—	(164)	—
Payout of fractional shares	—	—	—	—	(6)	(6)	—

Balance, December 31, 2004	9,854,067	$47,302	$7,681	$(10)	$34,905	$89,878	$14,308

Net income	—	—	—	—	17,247	17,247	$17,247
Unrealized holding losses arising during period	—	—	—	(151)	—	(151)	(151)
Income tax impact on unrealized holding losses	—	—	—	60	—	60	60
5% stock dividend	494,203	13,071	—	—	(13,071)	—	—
Stock options exercised	51,355	282	—	—	—	282	—
Payout of fractional shares	—	—	—	—	(9)	(9)	—

Balance, December 31, 2005	10,399,625	$60,655	$7,681	$(101)	$39,072	$107,307	$17,156

Net income	—	—	—	—	18,296	18,296	18,296
Unrealized holding gains arising during period	—	—	—	162	—	162	162
Income tax impact on unrealized holding gains	—	—	—	(65)	—	(65)	(65)
5% stock dividend	520,382	12,981	—	—	(12,981)	—	—
Stock options exercised	91,674	926	—	—	—	926	—
Stock option expense	—	—	172	—	—	172	—
Tax benefit from stock options	—	—	535	—	—	535	—
Payout of fractional shares	—	—	—	—	(9)	(9)	—

Balance, December 31, 2006	11,011,681	$74,562	$8,388	$(4)	$44,378	$127,324	$18,393

See accompanying notes.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2005, 2004 and 2003
(in thousands)

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,296	$17,247	$14,320
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	932	876	643
Federal Home Loan Bank stock dividend	(657)	(439)	(317)
Amortization of discount or premium	(443)	(434)	—
Change in deferred income taxes	19	208	(197)
Provision for loan losses	1,750	2,250	1,550
Gain on sales of loans	(3,122)	(3,022)	(1,294)
Compensation expense of stock options	172	—
Changes in operating assets and liabilities:
Net change in deferred loan fees and discounts	425	667	15
Change in interest receivable and other assets	(2,565)	(3,057)	(1,603)
Change in accrued interest payable and other liabilities	812	(2,308)	4,947

Net cash from operating activities	15,619	11,988	18,064

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of available-for-sale securities	50,000	—	631
Net increase in loans	(117,019)	(152,342)	(204,518)
Purchase of leasehold improvements and equipment	(294)	(1,460)	(1,766)
Redemption (purchase) of Federal Reserve Bank stock	—	88	(89)
Purchases of Federal Home Loan Bank stock	(2,854)	(2,272)	(2,742)
Purchase of available-for-sale securities	—	(49,123)	(1,093)

Net cash from investing activities	(70,167)	(205,109)	(209,577)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits	90,363	97,002	132,705
Net change in Federal Home Loan Bank advances	18,961	38,466	72,701
Payout of fractional shares	(9)	(9)	(6)
Repurchase of common stock	—	—	(164)
Contributed capital	—	—	6,851
Excess tax benefit of stock options	535		(872)
Proceeds from exercise of stock options	926	282	2,228

Net cash from financing activities	110,776	135,741	213,443

NET CHANGE IN CASH AND CASH EQUIVALENTS	56,228	(57,380)	21,930

CASH AND CASH EQUIVALENTS, beginning of year	59,124	116,504	94,574

CASH AND CASH EQUIVALENTS, end of year	$115,352	$59,124	$116,504

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$45,753	$27,706	$14,754
Income taxes	$12,710	$15,320	$6,580

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of operations - Northern Empire Bancshares (the Company) is a bank holding company that conducts its business through its wholly-owned subsidiary, Sonoma National Bank (the Bank). The Bank is headquartered in Santa Rosa, California, and operates twelve branches in communities located in Sonoma, Marin and Contra Costa Counties in California. Its primary source of revenues is derived from providing commercial and real estate loans to predominantly small and middle-market businesses located in Northern California and Arizona. The Bank is a Preferred Lender under the Small Business Administration’s (SBA) Loan Guarantee Program.
Principles of consolidation - All significant, intercompany transactions and accounts between Northern Empire Bancshares and its wholly-owned subsidiary, Sonoma National Bank, have been eliminated in consolidation.
Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. The most significant of these involve the Allowance for Loan Losses, as discussed below under “Allowance for Loan Losses”. The amounts estimated could differ from actual results.
Cash and cash equivalents - For purposes of reporting cash flows, cash and cash equivalents consist of cash on hand, amounts due from banks and federal funds sold which are readily convertible to known amounts of cash and are generally 90 days or less from maturity, presenting insignificant risk of changes in value due to interest rate changes. Generally, federal funds are sold overnight. Substantially all cash and cash equivalents held in other financial institutions exceed existing deposit insurance coverage. The Company has not experienced any losses related to these balances and management believes the credit risk to be minimal.
Investment securities - Unrealized losses on individual available-for-sale securities that are deemed to be other than temporary are recorded in earnings as realized losses. There have been no investments that have been other than temporarily impaired during the last three years. The Bank classifies and accounts for debt and securities as follows:
Available-for-sale: Debt securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments, are classified as available-for-sale. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities. After amortization or accretion of any premiums or discounts, these assets are carried at fair value. Fair value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of stockholders’ equity in other comprehensive income.
Premises and equipment - Premises and equipment are stated at cost and depreciated or amortized using the straight-line method over the shorter of the estimated useful lives of the assets, which are three to seven years, or the term of the applicable lease. Depreciation and amortization expenses for the years ended December 31, 2006, 2005 and 2004 were $932,000, $876,000 and $643,000, respectively.
Advertising - Advertising costs are charged to expense during the year in which they are incurred.
Stock-based compensation - Effective January 1, 2006, the Company adopted the Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment (SFAS 123R)”, using the modified prospective transition method and therefore has not restated results for the prior periods. The adoption of SFAS No. 123 (R) did not have a significant impact on our financial position or our results of operations. Prior to our adoption of SFAS No 123 (R), benefits of tax deduction in excess of recognized compensation expense were reported as operating cash flows. SFAS No. 123 (R) requires excess tax benefits to be reported as a financing cash inflow. The Company applied the alternative transition method in calculating its pool of excess tax benefits available to absorb future tax deficiencies as provided by FSP FAS 123(R)-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards.
The pro forma table below reflects net earnings and basic and diluted net earnings per share for 2005 and 2004 had the Company applied the fair value recognition provisions of SFAS 123 prior to revision. The information in the following table has been adjusted for the impact of stock dividends.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share data)	2005	2004
Net income for the year	$17,247	$14,320
Compensation expense, net of tax effect	382	1,347

Pro forma net income	$16,865	$12,973

Basic earnings per share as reported	$1.58	$1.33
Basic pro forma earnings per common share	$1.55	$1.20

Diluted earnings per share, as reported	$1.52	$1.18
Diluted pro forma earnings per share, as reported	$1.48	$1.06
The fair value of each option is estimated on date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 2005, no options were granted in 2006:

	2005	2004
Dividends	0%	0%
Expected volatility	21.13%	26.82%-38.21%
Risk-free interest rate	4.24%	2.57%-4.31%
Expected life	10 years	3-10 years
Income taxes - The Company and the Bank file consolidated federal income tax returns and combined state tax returns for California and Arizona. Income taxes are recognized under the asset and liability method using enacted tax rates and are composed of taxes on financial accounting income that are adjusted for requirements of current tax law and deferred taxes. Deferred taxes are the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of existing assets and liabilities.
Recent accounting pronouncements – In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. SFAS No. 158 is not expected to have a material impact on the Company.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. SFAS No. 157 is not expected to have a material impact on the Company.
Loans - Loans are stated at the principal amount outstanding, net of deferred fees (costs). The Bank’s portfolio consists primarily of commercial and real estate loans generally collateralized by first and second deeds of trust on real estate, as well as business assets and personal property. Interest income is accrued daily on the outstanding loan balances using the simple interest method. Loans are generally placed on nonaccrual status when the borrowers are past due 90 days or when full payment of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed against interest income. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Bank charges loan origination and commitment fees. Loan origination fees are deferred and amortized to interest income using the interest method. Loan commitment fees are amortized to interest income over the commitment period. The Bank incurs loan costs when originating some loans. These costs are deferred and expensed over the life of the loan. The deferred costs and fees are reported net on the balance sheet.
Sales and servicing of Small Business Administration (SBA) loans - The Bank originates loans to customers under SBA’s 7(a) and 504 programs. The 7(a) program generally provides for SBA guarantees of 75% to 85% of each loan and the Bank has the option to sell the guaranteed portion of each loan and retain the unguaranteed portion in its own portfolio. Under the 504 program the Bank funds approximately 55% of the loan.
Periodically SBA 7(a) loans are sold in the secondary market. Gains on these sales are earned through the sale of the guaranteed portion of the loan for an amount in excess of the adjusted carrying value of the portion of the loan sold. The Bank allocates the carrying value of such loans between the portion sold, the portion retained and a value assigned to the right to service the loan. The difference between the adjusted carrying value of the portion retained and the face amount of the portion retained is amortized to interest income over the life of the related loan using a straight line method that approximates the interest method.
Servicing assets are recognized as separate assets when rights are acquired through sale of loans. The amount assigned to the right to service the loan is based on its fair value. Fair value is determined by a valuation model that calculates the present value of estimated net servicing income. The valuation model incorporates assumptions that market participants would use in estimated future net servicing income, such as the cost to service, a discount rate, an earnings rate, ancillary income and prepayment speeds. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Management periodically evaluates the servicing assets for impairment and does not believe any impairment exists at December 31, 2006 and 2005.
Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of servicing rights is netted against loan servicing fee income.
Transfers of financial assets - Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity.
Allowance for loan losses - The allowance for loan losses is established as losses are estimated through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either: doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, if the loan is collateral dependent.
Earnings per share – Basic earnings per share is computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by adjusting the common shares outstanding for the assumed conversion of all potentially dilutive stock options under the treasury stock method. The computation of basic and dilutive earnings per share is retroactively adjusted for all periods presented to reflect the change in the capital structure resulting from stock splits and stock dividends.
The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations dollars in thousands, except share data:

	Year Ended December 31,
	2006	2005	2004
Basic:
Net income	$18,296	$17,247	$14,320

Weighted average common shares outstanding	10,946,668	10,896,884	10,780,141

Earnings per common share	$1.67	$1.58	$1.33

Diluted:
Weighted average common shares outstanding	10,946,668	10,896,884	10,780,141
Dilutive stock options	416,166	472,491	1,401,719

Diluted weighted average common shares outstanding	11,362,834	11,369,375	12,181,860

Diluted earnings per common share	$1.61	$1.52	$1.18

Comprehensive income - Comprehensive income is composed of net income and changes in equity from non-stockholder sources. These non-stockholder sources are reported net of tax and include unrealized gains and losses on certain investments in debt and equity securities. Accumulated balances of these non-stockholder sources are reflected as a separate item in the equity section of the balance sheet in other comprehensive income (loss).
Federal Home Loan Bank system - As a member of the Federal Home Loan Bank (FHLB), the Company is required to maintain an investment in the FHLB’s capital stock. The investment is carried at cost. Interest rates on the advances from the FHLB currently range from 4.62% to 5.63% and mature at various periods through 2033. To collateralize these advances, the Bank has pledged loans to FHLB with outstanding principal balances of $646,730,000, which results in a borrowing capacity of $403,084,000.
Significant group concentration of credit risk - Most of the Company’s activities are with customers located in Northern California and Arizona. Note 2 discusses the types of securities that the Company invests in. Note 3 discusses the types of lending the Company engages in. The Company does not have any significant concentrations to any one industry or customer.
Off-balance sheet credit related financial instruments - In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit.
Reclassifications - Certain reclassifications were made to prior year’s presentations to conform to the current year.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Business combination – On September 17, 2006, the Company announced that it had entered into an Agreement and Plan of Merger with Sterling Financial Corporation (Sterling), Spokane, Washington. Under the terms of the Agreement, the Company will be merged with and into Sterling with Sterling being the surviving corporation in the merger. Also under the terms of the Agreement, which has been unanimously approved by the Board of Directors of both companies, each share of the Company’s common stock will be converted into 0.805 shares of Sterling common stock and $2.71 in cash. The transaction is expected to close on February 28, 2007, subject to Northern Empire and Sterling shareholder and regulatory approval and the satisfaction of other customary closing conditions.
NOTE 2 — INVESTMENT SECURITIES AVAILABLE-FOR-SALE
Investment securities with a par value of $1,000,000 were pledged to secure deposits and borrowings.

		Less than	12 Months
		12 Months	or Longer
		Gross	Gross	Estimated
		Unrealized	Unrealized	Market
(Dollars in thousands)	Cost	Losses	Losses	Value
At December 31, 2006:
Maturing in 1 year or less:
U.S. Government Agency Securities	$1,000	$(7)	$—	$993
Other Security	100	—	—	100

Total Investment Securities — December 31, 2006	$1,100	$(7)	$—	$1,093

At December 31, 2005:
Maturing in 1 year or less:
U.S. Government Agency Securities	$49,557	$(144)	$—	$49,413
Maturing in 1 to 5 years:
U.S. Government Agency Securities	1,000	—	(25)	975
Other Security	100	—	—	100

Total Investment Securities — December 31, 2005	$50,657	$(144)	$(25)	$50,488

Substantially all of the securities set forth in the table above are investment-grade debt securities which have experienced a decline in fair value due to changes in market rates, not in estimated cash flows. Since the Company has the intent and ability to retain its investment in these securities for a period of time to allow for any anticipated recovery in market value, no other than temporary impairment is recorded on the securities at December 31, 2006.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 3 — LOANS AND ALLOWANCE FOR LOAN LOSSES
The Bank’s lending activities are concentrated primarily in Northern California and in Arizona.

(Dollars in thousands)	2006	2005
Real estate loans — mortgage	$980,097	$825,151
Real estate loans — construction	52,637	37,219
Commercial loans	187,652	234,841
Consumer installment loans including overdrafts	2,796	5,831

	1,223,182	1,103,042
Deferred loan fees and discounts	(1,945)	(1,521)
Allowance for loan losses	(12,499)	(10,749)

	$1,208,738	$1,090,772

A summary of activity in the allowance for loan losses is as follows:

(Dollars in thousands)	2005	2004	2003
Balance, beginning of year	$10,749	$8,719	$7,299
Reclassification to other liabilities		(220)	—
Provision for loan losses	1,750	2,250	1,550
Recoveries of previously charged-off loans	—	—	5
Loans charged-off	—	—	(135)

	$12,499	$10,749	$8,719

At December 31, 2006, there were two impaired loans totaling $1,787,000 on nonaccrual status, and there was one impaired loan totaling $618,000 on nonaccrual status at December 31, 2005. The average recorded investment in impaired loans was $855,000, $994,000 and $511,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Interest foregone on these loans totaled $90,000, $10,000 and $18,000, respectively. Interest income recognized on impaired loans was $10,000, $41,000 and $11,000 for the years ended December 31, 2006, 2005 and 2004, respectively. That portion of the allowance for loan losses associated with these impaired loans was $36,000 and $8,000, at December 31, 2006 and 2005, respectively. At December 31, 2006, there were $528,000 loans past due 90 days and still accruing interest, compared to no loans past due 90 days and still accruing interest at December 31, 2005.
The Bank’s focus is commercial real estate lending in Northern California and Arizona. The loan portfolio is diversified by property type and there are no industry or borrower group concentrations at December 31, 2006 and 2005. Commercial real estate loans generally have 15 year maturities with 30 year or 40 year amortization schedules.
The Bank sells, from time to time, to outside investors the guaranteed portion of SBA loans while retaining the unguaranteed portion in its loan portfolio. The SBA guarantee is transferred to the buyer and the Bank retains the loan’s servicing function. Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of SBA loans serviced for others were $90,414,000 and $69,127,000 guaranteed by the SBA at December 31, 2006 and 2005, of which the Bank’s retained interests in those loans ranged from 10% to 54% of the principal balance. The balance of capitalized servicing rights included in other assets at December 31, 2006 and 2005, was $3,395,000 and $2,125,000. The fair value of these rights was determined using discount rates of 6.50% in 2006 and 6.25% to 6.5% in 2005, and prepayment speeds ranging from 6% to 15% depending upon the stratification of the specific right. The amortized servicing rights for the years ended December 31, 2006, 2005 and 2004, totaled $532,000, $622,000 and $380,000. Losses on these loans are shared between the Bank and the SBA on a pro rata basis. SBA guaranteed loans that could be sold in the future totaled $86,216,000 at December 31, 2006.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Bank serviced non-SBA loans for others totaling $12,805,000 and $20,769,000 in unpaid principal balances at December 31, 2006 and 2005. These loans are not included in the accompanying consolidated balance sheet, and there are no servicing assets associated with these loans as servicing fees approximate adequate compensation.
NOTE 4 — PREMISES AND EQUIPMENT

(Dollars in thousands)	2006	2005
Leasehold improvements	$3,175	$2,987
Furniture and equipment	4,864	4,810

	8,039	7,797
Accumulated depreciation and amortization	(5,385)	(4,505)

	$2,654	$3,292

NOTE 5 — DEPOSITS
Certificates of deposit, with balances of $100,000 or more, totaled $332,943,000 and $278,681,000 at December 31, 2006 and 2005. Deposits consist of the following:

(Dollars in thousands)	2006	2005
Non-interest-bearing	$97,004	$80,808
Interest-bearing:
Money market	131,167	121,407
Savings	48,633	57,927
Demand	6,463	35,154
Certificates of deposit	695,123	592,731

	$978,390	$888,027

Certificates of deposit are scheduled to mature as follows:
(Dollars in thousands)

Year Ending December 31,
2007	$662,656
2008	27,214
2009	2,354
2010	737
2011	2,114
Thereafter	48

$695,123

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 6 — FEDERAL HOME LOAN BANK (FHLB) ADVANCES
Contractual maturities and balances outstanding of FHLB advances are reflected in the following schedules. Advances from the FHLB are collateralized by qualifying first mortgage loans and government agency securities. FHLB advances at variable rates were $135,500,000 and $113,840,000, in 2006 and 2005, respectively.
(Dollars in thousands)

	2006		2005
		Interest		Interest
Maturities	Amount	Rates	Amount	Rates
Within one year	$214,500	4.62 - 5.39%	$228,500	3.06 - 4.41%
Two years	1,651	5.56 - 5.63%	—	0.00%
Five years	33,000	5.54 - 5.61%	1,686	5.56 - 5.63%
Over five years	189	4.67%	193	4.67%

	$249,340		$230,379

	2006	2005
Maximum balance outstanding at any month end	$312,356	$245,402
Average outstanding balance	261,805	212,975
Weighted average interest rate	5.07%	3.34%
NOTE 7 — INCOME TAXES
The components of the provision for federal and state income taxes are as follows:
(Dollars in thousands)

	2006	2005	2004
Provision for income taxes
Federal	$9,989	$9,152	$7,900
State	2,449	2,713	2,626

	12,438	11,865	10,526

Change in deferred income taxes
Federal	135	80	(1,132)
State	(116)	128	74

	$12,457	$12,073	$9,468

A reconciliation of the statutory tax rates to the effective tax rates is as follows:

	2006	2005	2004
Federal income tax at statutory rate	35.0%	35.0%	35.0%
State taxes, net of federal income tax benefit	6.7	6.6	6.6
Other, net	(1.2)	(0.4)	(1.8)

	40.5%	41.2%	39.8%

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The components of net deferred tax assets (liabilities) in thousands of dollars are as follows:

	2006	2005
Loan loss reserves	$5,776	$4,980
State taxes	838	990
Deferred fees	(2,175)	(1,844)
Deferred compensation	1,050	833
FHLB Stock Dividends	(899)	(567)
Deferred taxes available for sale securities	3	69
Deferred Prepaid Expenses	(136)	—
All others	(415)	(334)

	$4,042	$4,127

NOTE 8 — STOCK BASED COMPENSATION
Effective January 1, 2006, the Company adopted the Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment (SFAS 123R)”, using the modified prospective transition method and therefore has not restated results for the prior periods. The adoption of SFAS No. 123 (R) did not have a significant impact on our financial position or our results of operations. Prior to our adoption of SFAS No 123 (R), benefits of tax deduction in excess of recognized compensation expense were reported as operating cash flows. SFAS No. 123 (R) requires excess tax benefits to be reported as a financing cash inflow.
The Company’s stock option plan provides for granting of nonqualified and qualified incentive stock options to directors, officers and employees to purchase shares of the Company’s stock. The option plan provides that shares may be purchased upon exercise of options at a price not less than the fair-market value on the date the option was granted. Options vest immediately up to a maximum of five years and expire not more than ten years from the date of grant. In accordance with the Plan, the number of shares subject to outstanding options is adjusted to prevent the dilutive effect of stock dividends and stock splits. The exercise price is reduced accordingly. The Company granted stock options for 37,000 shares and 182,000 shares during the years ended December 31, 2005 and 2004. There were no stock options granted during 2006.
In 2004 the Board of Directors reviewed the status of option grants for non-officer directors. While the Board believes these grants served their purpose of aligning the directors’ interest with those of the Company’s other shareholders, the strong performance of the Company’s stock since 2001 (the last time options were granted to directors) resulted in options having a higher dilutive impact than originally anticipated. Accordingly, on November 5, 2004, each non-officer director canceled their outstanding options totaling 1,371,624 and non-officer directors who exercised options earlier in 2004 either rescinded the exercise or contributed additional capital by paying the difference, between market price at the time options were exercised and the exercise price. A former director also participated in this action by paying the difference between market price at the time the options were exercised and the exercise price. The effect of these actions was to (1) reduce the number of fully diluted shares of the Company and (2) increase shareholders’ equity by $6.0 million (net of tax impact) as a result of the payment of the market price differential net of the repayment for shares returned to the Company.
The following tables summarize the number of options granted and exercisable and the weighted average exercise prices and remaining contractual lives of the options:

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2006		2005		2004
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price
Outstanding at beginning of year	763,566	$11.24	742,891	$10.60	2,213,202	$6.57
Granted	—	$—	37,000	$26.65	182,000	$22.26
Options granted attributable to the stock dividend	37,385	$10.79	35,285	$10.35	94,671	$6.53
Options canceled by outside directors	—	$—	—	$—	(1,371,624)	$6.19
Forfeited	(510)	$7.79	(255)	$7.79	—
Exercised	(91,674)	$10.10	(51,355)	$5.49	(375,358)	$5.94

Outstanding at end of year	708,767	$10.79	763,566	$11.24	742,891	$10.60

		Weighted-
	Weighted-	Average		Weighted-
Options	Average	Remaining	Options	Average
Outstanding at	Exercise	Contractual	Exercisable at	Exercise
December 31, 2006	Price	Life	December 31, 2006	Price
199,961	$4.97	1.6	199,961	$4.97
75,761	4.74	1.8	75,761	4.74
26,792	6.18	3.8	26,792	6.18
177,251	7.42	4.1	177,251	7.42
176,398	20.23	8.0	176,398	20.23
13,754	19.00	0.3	5,267	19.00
38,850	25.38	8.6	38,850	25.38

708,767	$10.79		700,280	$10.57

		Aggregate
	Options	Intrinsic Value
Vested and expect to vest	708,767	$13,288,000
Vested and exercisable	700,280	$13,120,000
The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between the Company’s closing stock price and the exercise price, multiplied by the number of in the money options) that would have been received by the option holders had all options holders exercised their options on December 31, 2006. The intrinsic value of options exercised for the twelve months ended December 31, 2006 was $1,618,000.
Cash received from option exercises in 2006 was $926,000. The actual tax benefit realized from option exercises for 2006 was $535,000. Stock option expense for 2006 was $172,000.
As of December 31, 2006, the total of unrecognized stock-based compensation expense related to non-vested stock options was $12,000. That cost is expected to be recognized over the next four months. The non-vested stock options totaled 8,487 at December 31, 2006.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9 — DEFERRED COMPENSATION
The Bank has deferred compensation agreements with two key officers and deferred fee agreements with three Board members. The deferred compensation agreements for officers require the Bank to provide annual benefits up to $100,000 for a period of 15 to 20 years after the employee’s death, disability or retirement. The estimated present value of future benefits to be paid to officers is being accrued over the period from the effective date of the agreements until the expected retirement dates of the participants. In the event of a Change in Control, the early benefits shall become fully invested. As of December 31, 2006, the deferred fee agreements with directors would provide annual benefits ranging from $8,000 to $16,000 for some Board members for 15 years after retirement or disability. The total of deferred director fees plus accrued interest will be distributed over the 15 year period. The expense incurred for the years ended December 31, 2006, 2005 and 2004 totaled $503,000, $135,000 and $251,000, respectively. The Company is the beneficiary on life insurance policies that have been purchased with the intention to finance the accrued benefits under the agreements. At December 31, 2006 and 2005, the cash surrender value of these policies for officers and directors, which is included on the balance sheets in other assets, was $2,873,000 and $2,783,000, respectively.
NOTE 10 — EMPLOYEE BENEFIT PLAN
The Company has a 401(k) savings plan covering substantially all employees of the Company and the Bank. Employees who elect to participate are able to defer up to 15% of their annual salary, subject to limitations imposed by federal tax law. The Company makes matching contributions equal to 100% of each participant’s elective deferral, up to a maximum of $1,200 per employee. Contributions by the Company for the years ended December 31, 2006, 2005 and 2004, were $133,000, $137,000 and $117,000, respectively.
NOTE 11 — RELATED-PARTY TRANSACTIONS
The Company had an operating lease with a major stockholder of the Company for office facilities. The lease expired in August 2004. Rental payments under this lease were $108,000 for the year ended December 31, 2004.
The Company has banking transactions in the ordinary course of business with directors, executive officers and their associates.
An analysis of the loans to directors and executive officers follows:

(Dollars in thousands)	2006	2005
Balance, beginning of year	$12,143	$8,559
Additions	34,452	23,728
Principal reductions	(38,587)	(20,144)

Balance, end of year	$8,008	$12,143

During 2004, the Bank implemented a program to assist employees in financing their primary residences. As of December 31, 2006, the program had $6,586,000 in these loans, at interest rates from 5.13% to 5.88%. As of December 31, 2005, the program had $9,503,000 in these loans, at interest rates from 3.88% to 4.50%.
Director and officer deposits held by the Bank totaled $32,334,000 and $23,939,000 at the years ended December 31, 2006 and 2005.
A Company, of which a director is a partner, has acted as leasing agent for leased premises of the Bank. There were no real estate commissions or referral fees paid by lessors during 2006 compared to $8,000 during 2005. During 2005 the firm acted as a contractor for leasehold improvements of the Bank which totaled $370,000, of which $7,000 was paid by the lessor. In 2005, the firm also acted as a contractor for leasehold improvements of the Bank which totaled $266,000.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 12 — COMMITMENTS AND CONTINGENCIES
The Bank is required by federal regulations to maintain certain minimum average balances with the Federal Reserve, based primarily on the Bank’s daily demand deposit balances. Required deposits held with the Federal Reserve at December 31, 2006 and 2005, were $1,500,000 and $8,957,000.
The Company and the Bank have entered into operating leases for branches and office facilities that expire at various dates through June 2024. The majority of the lease agreements have options to extend the lease terms. Total rental expense for the years ended December 31, 2006, 2005 and 2004 was $1,600,000, $1,492,000 and $1,101,000, respectively.
Future minimum non-cancelable lease payments are as follows:
(Dollars in thousands)

Year Ending December 31,
2007	$1,658
2008	1,604
2009	1,552
2010	1,229
2011	1,082
Thereafter	3,645

$10,770

Neither the Company nor the Bank is a party to any material pending legal proceedings, other than proceedings arising in the ordinary course of business. None of these are expected to have a material adverse impact on the financial position or results of operations of the Company or the Bank.
NOTE 13 — REGULATORY CAPITAL REQUIREMENTS
The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes the Company and the Bank meet all capital adequacy requirements to which they are subject.
As of December 31, 2006, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2006 and 2005 are also presented in the following table.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
At December 31, 2006:

Total Capital to Risk-Weighted Assets
Consolidated	$139,810	12.2%	$91,383	8.0%	$114,228	10.0%
Bank	$128,435	11.2%	$91,384	8.0%	$114,231	10.0%
Tier 1 Capital to Risk-Weighted Assets
Consolidated	$127,042	11.1%	$45,691	4.0%	$68,537	6.0%
Bank	$115,667	10.1%	$45,692	4.0%	$68,538	6.0%
Tier 1 Capital to Average Assets
Consolidated	$127,042	9.3%	$40,822	3.0%	$68,036	5.0%
Bank	$115,667	8.5%	$40,820	3.0%	$68,034	5.0%

At December 31, 2005:

Total Capital to Risk-Weighted Assets
Consolidated	$118,224	12.2%	$77,673	8.0%	$97,092	10.0%
Bank	$107,298	11.1%	$77,669	8.0%	$97,086	10.0%
Tier 1 Capital to Risk-Weighted Assets
Consolidated	$107,196	11.0%	$38,837	4.0%	$58,255	6.0%
Bank	$96,270	9.9%	$38,835	4.0%	$58,252	6.0%
Tier 1 Capital to Average Assets
Consolidated	$107,196	8.8%	$36,366	3.0%	$60,611	5.0%
Bank	$96,270	7.9%	$36,365	3.0%	$60,608	5.0%
Payment of dividends by the Bank is limited under regulation. The amount that can be paid in any calendar year without prior approval of the Office of the Comptroller of the Currency cannot exceed the lesser of net profits (as defined) for that year, plus the net profits for the preceding two calendar years, or retained earnings.
NOTE 14 — FAIR VALUES OF FINANCIAL INSTRUMENTS
Fair value estimates are determined as of a specific date in time utilizing quoted market prices, where available, or various assumptions and estimates. As the assumptions underlying these estimates change, the fair value of the financial instruments will change. The use of assumptions and various valuation techniques, as well as the absence of secondary markets for certain financial instruments, will likely reduce the comparability of fair value disclosures between financial institutions. Additionally, the Bank has not disclosed highly subjective values of other non-financial instruments. Accordingly, the aggregate fair value amounts presented do not represent, and should not be construed to represent, the full underlying value of the Company. The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows:
Cash and cash equivalents - The carrying value of cash and cash equivalents approximates fair value due to the relatively short-term nature of these instruments.
Investment securities - The fair value of investment securities is based on quoted market prices. If quoted market prices are not available, then fair values are based on quoted market prices of comparable instruments. Included in investment securities are Federal Home Loan Bank and Federal Reserve Bank stock, which are carried at cost. The carrying amount is a reasonable estimate of fair market value.

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Loans - In order to determine the fair values for loans, the loan portfolio was segmented based on loan type, credit quality and repricing characteristics. For certain variable rate loans with no significant credit concerns and frequent repricings, estimated fair values are based on the carrying values. The fair values of other loans are estimated using discounted cash flow analyses. Discount rates used in these analyses are generally based on origination rates for similar loans of comparable credit quality. Maturity estimates of installment loans are based on historical experience with prepayments.
Deposits - The fair values for deposits subject to immediate withdrawal, such as interest and noninterest bearing and savings deposit accounts, are equal to the amount payable on demand at the reporting date (i.e., their carrying amount on the balance sheet). Fair values for fixed-rate certificates of deposits are estimated by discounting future cash flows using interest rates currently offered on time deposits with similar remaining maturities.
FHLB Advances - The fair value is determined by discounting future cash flows using rates currently available for debt with similar terms and remaining maturities.
Off-balance sheet instruments - The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counter-parties.

	December 31, 2006		December 31, 2005
	Carrying	Fair	Carrying	Fair
(Dollars in thousands)	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$115,352	$115,352	$59,124	$59,124
Investment securities	16,502	16,502	62,385	62,385
Loans, net	1,208,738	1,242,830	1,090,772	1,110,882

	$1,340,592	$1,374,684	$1,212,281	$1,232,391

Financial liabilities:
Deposits	$978,390	$978,804	$888,027	$888,166
FHLB advances	249,340	249,345	230,379	229,973

	$1,227,730	$1,228,149	$1,118,406	$1,118,139

Off-balance sheet financial instruments:
Commitments to extend credit	$—	$90,980	$—	$89,119
NOTE 15 — FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. To date, these financial instruments include commitments to extend credit and standby letters of credit that involve elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position.
The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis and generally requires collateral or other security to support commitments to extend credit.
Standby letters of credit are performance assurances made on behalf of customers who have a contractual obligation to produce or deliver goods or services or otherwise perform. Credit risk in these transactions arises from the possibility that a customer may not be able to repay the Bank if the letter of credit is drawn upon. As with commitments to extend credit, the

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management’s credit evaluation of the counter-party.
Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are either secured or unsecured and usually contain a specified maturity date and may or may not be drawn upon to the total extent to which the Company is committed.
At December 31, 2006 and 2005, loan commitments totaled $90,625,000 and $79,291,000 and standby letters of credit totaled $2,485,000 and $433,000.
NOTE 16 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION
The condensed balance sheet of Northern Empire Bancshares (parent company only) as of December 31, 2006 and 2005, and statements of income and cash flows for each of the three years ended December 31, 2006, are as follows:
BALANCE SHEETS

	December 31,
(Dollars in thousands, except share amount)	2006	2005
Assets
Cash and cash equivalents	$11,404	$10,902
Investment in Sonoma National Bank	115,949	96,382
Other assets	51	51

Total assets	$127,404	$107,335

Liabilities and Stockholders’ Equity

Other liabilities	$80	$28

Preferred stock, no par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value; 40,000,000 shares authorized; 11,011,681 and 10,399,625 shares issued and outstanding in 2006 and 2005	74,562	60,655
Additional paid-in-capital	8,388	7,681
Accumulated other comprehensive income (loss)	(4)	(101)
Retained earnings	44,378	39,072

Total stockholders’ equity	127,324	107,307

Total liabilities and stockholders’ equity	$127,404	$107,335

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
STATEMENTS OF INCOME

	Year Ended December 31,
(Dollars in thousands)	2006	2005	2004
Interest and other income	$219	$203	$52
Administrative expenses	(685)	(296)	(153)
Income tax expense	(1)	(1)	(1)
Equity in undistributed earnings of Sonoma National Bank	18,763	17,341	14,422

Net income	$18,296	$17,247	$14,320

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Dollars in thousands)	2006	2005	2004
Cash flows from operating activities:
Net income	$18,296	$17,247	$14,320
Adjustments to reconcile net income to net cash from operating activities:
Changes in other assets	—	—	—
Change in other liabilities	52	25	(7)
Equity in undistributed earnings	(18,763)	(17,341)	(14,422)

Net cash from operating activities	(415)	(69)	(109)

Cash flows from financing activities:
Payout of fractional shares	(9)	(9)	(6)
Repurchase of common stock	—	—	(164)
Contributed capital	—	—	6,851
Proceeds from exercise of stock options	926	282	2,228

Net cash from financing activities	917	273	8,909

Net change in cash and cash equivalents	502	204	8,800
Cash and cash equivalents, beginning of year	10,902	10,698	1,898

Cash and cash equivalents, end of year	$11,404	$10,902	$10,698

NORTHERN EMPIRE BANCSHARES AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 17 — QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	2006 Quarter Ended
Dollars in thousands, except per share data	March 31,	June 30,	September 30,	December 31,
Interest income	$21,452	$23,120	$24,995	$25,383
Net interest income	11,837	12,247	12,189	12,003
Provision for loan losses	500	450	450	350
Noninterest income	1,147	1,244	1,158	1,096
Noninterest expense	5,016	4,984	5,396	5,022
Income before taxes	7,468	8,057	7,501	7,727
Net income	4,448	4,812	4,421	4,615
Basic earnings per common share as reported (1)	0.41	0.44	0.40	0.42
Dilulted earnings per common share, assuming diltuion (1)	0.39	0.42	0.39	0.41

	2005 Quarter Ended
	March 31,	June 30,	September 30,	December 31,
Interest income	$16,655	$18,150	$19,296	$20,237
Net interest income	11,184	11,273	11,524	11,711
Provision for loan losses	525	525	600	600
Noninterest income	843	1,188	1,166	1,195
Noninterest expense	4,386	4,996	4,702	4,430
Income before taxes	7,116	6,940	7,388	7,876
Net income	4,200	4,076	4,362	4,609
Basic earnings per common share as reported (1)	0.39	0.37	0.40	0.42
Diluted earnings per common share, assuming diltuion (1)	0.37	0.36	0.39	0.40

(1)	All earnings per share data have been adjusted to give effect of the Company’s 5% stock dividend in 2006 and 2005.